UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2023

Digital World Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40779	85-4293042
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3109 Grand Ave, #450

Miami, FL 33133

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 735-1517

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A common stock, and one-half of one Redeemable Warrant	DWACU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DWAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	DWACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 24, 2023 Digital World Acquisition Corp. (the “Company”) announced that it received an expected letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1) (the “Rule”) because it has not yet filed its Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Second Quarter Form 10-Q”) with the Securities and Exchange Commission (the “SEC”). The Rule requires listed companies to timely file all required periodic financial reports with the SEC.

As previously disclosed, the Company had received a notice from Nasdaq on May 23, 2023 regarding the Company’s failure to timely file its quarterly report on Form 10-Q for the quarter ended March 31, 2022 (the “First Quarter 10-Q”). Pursuant to Nasdaq rules, on July 24, 2023, the Company submitted to Nasdaq its plan to regain compliance with the Rule and on August 7, 2023, the Nasdaq Staff (the “Staff”) granted the Company an exception until November 20, 2023 to file its First Quarter Form 10-Q. The terms of the exception required the Company to file its amended Annual Report on Form 10-K for the year ended December 31, 2022 and its First Quarter 10-Q, as required by the Rule.

As a result of this additional delinquency (i) any additional Staff exception to allow the Company to regain compliance with all delinquent filings, including, but not limited to the Second Quarter 10-Q, will be limited to a maximum of 180 calendar days from the due date of the First Quarter 10-Q, or November 20, 2023 and (ii) the Company must submit an update to its original plan to regain compliance with respect to the filing requirement by no later than September 5, 2023. The Company expects and intends to submit to Nasdaq an updated compliance plan by or before September 5, 2023. There can be no assurance that Nasdaq will accept the Company’s updated plan to regain compliance or that the Company will be able to regain compliance within the extension period granted by Nasdaq. If Nasdaq does not accept the Company’s updated plan, the Company will have the opportunity to appeal that decision to a Hearings Panel pursuant to applicable Nasdaq rules.

The Nasdaq notice has no immediate impact on the listing or trading of the Company’s securities on the Nasdaq Stock Market. If the Company fails to timely regain compliance with Nasdaq’s listing rules, the securities of the Company will be subject to delisting from Nasdaq.

The Company is continuing to work diligently to finalize and file its late periodic financial reports as soon as possible within the timeline prescribed by Nasdaq.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Company’s ability to complete the filing of its late periodic financial reports within the period prescribed by Nasdaq. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this Form 8-K, including but not limited to risks related to our auditor’s ability to timely complete their audits or reviews, as applicable, or the possibility of unanticipated delays that will prevent the filing of the late periodic financial reports within the allotted extension period prescribed by Nasdaq, the potential inability to file an updated plan to regain compliance in a timely manner, the risk that the Company may not respond adequately to further inquiries from Nasdaq, and the risk that Nasdaq will not accept any plan to regain compliance and will delist the Company’s securities. You should carefully consider the foregoing factors and the other risks and uncertainties that described in the “Risk Factors” section of DWAC’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 26, 2023 (the “2022 Annual Report”) and in other reports DWAC files with the SEC. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to DWAC and speak only as of the date of this Form 8-K. The Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this Form 8-K, except as required by applicable laws or regulations.

Item 8.01. Other Events.

On August 24, 2023, the Company issued a press release announcing its receipt of the notice from Nasdaq. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated August 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital World Acquisition Corp.

Dated: August 24, 2023	By:	/s/ Eric Swider
	Name:	Eric Swider
	Title:	Chief Executive Officer